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                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             RENTX INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

        Delaware                                           84-1336248
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(State of incorporation                                 (I.R.S. Employer
  or organization)                                     Identification No.)


          6000 East Evans Avenue, Suite 2-300, Denver, Colorado 80222
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                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on
to be so registered                               which each class is to be
                                                  registered

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     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-36341.
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        Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, par value $.01 per share
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                                (Title of class)


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                                (Title of class)



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Item 1.  Description of Registrant's Securities to be Registered.

     Information in response to this item is incorporated by reference to "Description of Capital Stock - Common Stock" in Registration Statement No. 333-36341 on Form S-1 filed by Registrant with the Commission on September 25, 1997 (the "Registration Statement"). The prospectus which is a part of such Registration Statement and filed pursuant to Rule 424(b) under the Securities Act of 1933 is deemed to be incorporated by reference herein.

Item 2.  Exhibits

1. Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement).
2. Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           RENTX INDUSTRIES, INC.

Date: October 29, 1997

                                           By:   /s/ Arnold A. Bernstein
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                                                 Name:  Arnold A. Bernstein
                                                 Title: President and
                                                        Chief Executive Officer